UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 12, 2018

SEARS HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-51217, 001-36693	20-1920798
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Beverly Road Hoffman Estates, Illinois	60179
(Address of principal executive offices)	(Zip code)

Registrant’s Telephone Number, Including Area Code: (847) 286-2500

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 12, 2018, Sears Holdings Corporation (the “Company”), through Sears, Roebuck and Co., Kmart Stores of Illinois LLC, Kmart of Washington LLC, Kmart Corporation, SHC Desert Springs, LLC, Innovel Solutions, Inc., Sears Holdings Management Corporation, MaxServ, Inc., Troy Coolidge No. 13, LLC, Sears Development Co. and Big Beaver of Florida Development, LLC (collectively, the “Borrowers”), entities wholly-owned and controlled, directly or indirectly by the Company, entered into a First Amendment (the “Amendment”) to the Third Amended and Restated Loan Agreement (the “Consolidated Loan Agreement” and as amended by the Amendment, the “Amended Loan Agreement”), with JPP, LLC, as Agent, and JPP, LLC, JPP II, LLC and Cascade Investment, L.L.C. (“Cascade”), as lenders (collectively, the “Lenders”). Mr. Edward S. Lampert, the Company’s Chief Executive Officer and Chairman, is the sole stockholder, chief executive officer and director of ESL Investments, Inc., which controls JPP, LLC and JPP II, LLC (collectively, “JPP”).

Immediately prior to the effectiveness of the Amendment, a loan of approximately $756.4 million was outstanding under the Consolidated Loan Agreement, which loan was secured by a first priority lien on 68 real properties owned by the Borrowers. In connection with the Amendment, the Lenders made an additional advance to certain of the Borrowers (the “Amendment Date Advance Borrowers”) in an aggregate principal amount of $75.0 million (the “Additional Advance”), such that the aggregate principal amount of the loan outstanding under the Amended Loan Agreement was approximately $831.4 million. Pursuant to the Amendment the Amendment Date Advance Borrowers also granted the Lenders a first priority lien on an additional 20 real properties (the “New Properties”). The Amendment Date Advance Borrowers used the proceeds of the Additional Advance to repay obligations under the Third Amended and Restated Credit Agreement, dated as of July 21, 2015, as amended, among the Company, Sears Roebuck Acceptance Corp., Kmart Corporation, certain of the Company’s other subsidiaries, the lenders party thereto from time to time, Bank of America, N.A. as administrative agent and co-collateral agent, and Wells Fargo Bank, National Association, as co-collateral agent. The loan under the Amended Loan Agreement, including the amount of the Additional Advance, matures on July 20, 2020 and is guaranteed by the Company. No Borrower other than Amendment Date Advance Borrowers shall have any liabilities or obligations in connection with the Additional Advance.

After giving effect to the Additional Advance, approximately $108.1 million of the loan under the Amended Loan Agreement, which as of closing is held by Cascade, is structured as a “first out” tranche evidenced by promissory note “A” (“Note A”) and bears interest at LIBOR plus 6.50% per annum. The remainder of the loan under the Amended Loan Agreement is evidenced by promissory note “B” (“Note B”), which as of closing is held by JPP and bears interest at LIBOR plus 9.00% per annum.

The Amendment Date Advance Borrowers paid approximately $0.4 million in upfront fees to the Lenders in connection with the Additional Advance. In addition, to the extent any portion of the loan evidenced by Note A remains outstanding on March 12, 2019, the Borrowers must pay the Lenders holding Note A an additional fee of 1.00% of the principal amount outstanding under Note A as of such date (the “Delayed Origination Fee”), and to the extent any portion of the loan evidenced by Note A remains outstanding on September 12, 2019, the Borrowers must pay the Lenders holding Note A an additional fee of 2.00% of the principal amount outstanding under Note A as of such date (the “Second Delayed Origination Fee”).

The Borrowers have the right, at any time prior to October 15, 2018, to request an additional advance under the Amended Loan Agreement in an amount not to exceed $50.0 million. The making of any such additional advance and the amount thereof shall be subject to the Lenders’ sole discretion and the payment of an origination fee equal to 0.5% of the amount so advanced. If no such additional advance is made, or if an additional advance is made in an amount less than $50.0 million, the Lenders shall reasonably promptly release their liens on certain of the New Properties.

To the extent permitted under other debt of the Company or its affiliates, the loan under the Amended Loan Agreement may be prepaid at any time in whole or in part, without penalty or premium. The Borrowers are required to apply the net proceeds of the sale of any real property collateral to repay the loan. Any such prepayments or repayments will be applied first to Note A until Note A is repaid in full, and then to Note B; provided, that the holder of Note A shall have the right to waive any such prepayment or repayment (other than in connection with a repayment of the Loan in full at maturity or any other prepayment in full or repayment in full of the Loan), in which case (x) such prepayment or repayment shall be applied to Note B and (y) such amount shall reduce the principal amount of indebtedness deemed outstanding under Note A solely for the purpose of calculating the Delayed Origination Fee and the Second Delayed Origination Fee.

The Amended Loan Agreement includes certain representations and warranties, indemnities and covenants, including with respect to the condition and maintenance of the real property collateral. The Amended Loan Agreement has certain events of default, including (subject to certain materiality thresholds and grace periods) payment default, failure to comply with covenants, material inaccuracy of representation or warranty, and bankruptcy or insolvency proceedings. If there is an event of default, the Lenders may declare all or any portion of the outstanding indebtedness to be immediately due and payable, exercise any rights they might have under the Amended Loan Agreement or other loan documents (including against the collateral), and require the Borrowers to pay a default interest rate equal to the greater of (i) 2.5% in excess of the base interest rate and (ii) the prime rate plus 1%.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 is included in Item 1.01 above and is incorporated herein by reference.

Private Securities Litigation Reform Act of 1995 –

A Caution Concerning Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company cautions that these forward-looking statements are subject to risks, uncertainties and assumptions, many of which are beyond its control, that may cause actual results to differ materially from those indicated in the forward-looking statements for a number of reasons. Additional information concerning other factors is contained in the Company’s most recent annual report on Form 10-K and subsequent filings with the SEC. The Company intends these forward-looking statements to speak only as of the time made and, except as required by law, does not undertake to update or revise them as more information becomes available.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit 10.1	First Amendment to Third Amended and Restated Loan Agreement, dated as of September 12, 2018, among Sears Roebuck and Co., Kmart Stores of Illinois LLC, Kmart of Washington LLC, Kmart Corporation, SHC Desert Springs, LLC, Innovel Solutions, Inc., Sears Holdings Management Corporation, Maxserv, Inc., Troy Coolidge No. 13, LLC, Sears Development Co. and Big Beaver of Florida Development, LLC, collectively as borrower, and JPP, LLC and JPP II, LLC, collectively as initial lender.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEARS HOLDINGS CORPORATION

Dated: September 13, 2018	By:	/s/ Robert A. Riecker
Robert A. Riecker
Chief Financial Officer